Exhibit 99

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended September 30,				For the Nine Months Ended September 30,
		As a %		As a %		As a %		As a %
	2005	of Total	2004	of Total	2005	of Total	2004	of Total
Non-conforming production volume
Non-conforming
Wholesale	$ 603,943	75%	$ 491,733	62%	$ 5,336,174	75%	$ 4,028,411	65%
Correspondent/Bulk	63,588	8%	117,951	15%	579,504	8%	531,720	9%
Retail *	134,814	17%	178,198	23%	1,169,121	17%	1,629,201	26%
Total non-conforming production volume	$ 802,345	100%	$ 787,882	100%	$ 7,084,799	100%	$ 6,189,332	100%

# of funding days in the month	21		21		190		189
Average originations per funding day	$ 38,207		$ 37,518		$ 37,288		$ 32,748

Retail production volume *
Non-conforming
Sold to non-affiliates	$ 34,028	15%	$ 145,655	28%	$ 567,564	24%	$ 1,598,888	29%
Retained by NMI	134,814	60%	178,198	34%	1,169,121	51%	1,629,201	29%
Total non-conforming	168,842	75%	323,853	62%	1,736,685	75%	3,228,089	58%

Conforming/Government	56,019	25%	194,075	38%	574,285	25%	2,312,826	42%

Total retail production volume	$ 224,861	100%	$ 517,928	100%	$ 2,310,970	100%	$ 5,540,915	100%

*Branch production volumes are considered a part of our retail operations and are included within the retail production volumes shown above.

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended 9/30/2005				For the Month Ended 8/31/2005				For the Month Ended 7/31/2005
	Weighted	Weighted	Weighted		Weighted	Weighted	Weighted		Weighted	Weighted	Weighted
	Average	Average	Average	Percent	Average	Average	Average	Percent	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total	Coupon	LTV	FICO	of Total	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	7.14%	82.7%	699	33%	6.93%	82.2%	702	33%	6.89%	83.0%	700	33%
620 to 659	7.40%	81.7%	639	24%	7.33%	81.7%	640	24%	7.22%	83.3%	640	26%
580 to 619	7.82%	81.8%	600	22%	7.60%	81.4%	599	22%	7.54%	81.7%	600	20%
540 to 579	8.41%	79.8%	559	14%	8.18%	80.7%	559	13%	8.04%	80.7%	559	14%
539 and below	8.91%	75.6%	528	7%	8.64%	78.4%	528	8%	8.71%	78.3%	528	7%

	7.65%	81.4%	632	100%	7.47%	81.4%	632	100%	7.40%	82.1%	632	100%

Summary by Program Type
2-Year Fixed	7.91%	82.0%	612	53%	7.79%	82.2%	612	54%	7.67%	83.1%	610	54%
2-Year Fixed Interest-only	7.00%	81.4%	662	24%	6.95%	82.0%	659	21%	6.75%	81.6%	663	21%
3-Year Fixed	7.55%	78.9%	619	2%	7.26%	78.3%	624	1%	7.00%	76.2%	613	2%
3-Year Fixed Interest-only	6.91%	82.0%	686	1%	6.79%	78.8%	643	1%	6.50%	79.6%	673	1%
5-Year Fixed	7.36%	78.1%	663	0%	7.27%	80.6%	668	0%	6.72%	75.7%	649	1%
5-Year Fixed Interest-only	6.61%	75.3%	668	0%	6.70%	76.6%	669	1%	6.53%	78.1%	678	1%
15-Year Fixed	7.79%	72.0%	643	1%	7.97%	74.7%	647	2%	7.59%	75.5%	656	2%
30-Year Fixed	7.29%	75.2%	640	12%	6.99%	75.1%	644	13%	7.03%	76.3%	641	12%
30-Year Fixed Interest-only	6.89%	73.3%	651	1%	6.67%	78.6%	666	1%	6.49%	78.4%	671	0%
Other Products	9.80%	94.7%	665	5%	9.68%	93.0%	672	4%	9.97%	95.5%	671	5%
MTA	1.73%	76.1%	702	1%	1.64%	79.1%	703	2%	1.81%	75.4%	716	1%

	7.65%	81.4%	632	100%	7.47%	81.4%	632	100%	7.40%	82.1%	632	100%
Weighted Average
Coupon Excluding MTA	7.69%				7.56%				7.47%